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                                                                      EXHIBIT 21
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                        SUBSIDIARIES OF THE REGISTRANT



                                                  Jurisdiction
       Subsidiaries (a)                           of Incorporation
       ----------------                           ----------------

Express, Inc. (b)                                 Delaware
Lerner New York, Inc. (c)                         Delaware
Lane Bryant, Inc. (d)                             Delaware
The Limited Stores, Inc. (e)                      Delaware
Henri Bendel, Inc. (f)                            Delaware
Structure, Inc. (g)                               Delaware
Limited Too, Inc. (h)                             Delaware
Galyan's Trading Company, Inc. (i)                Indiana
Mast Industries, Inc. (j)                         Delaware
Mast Industries (Far East) Limited (k)            Hong Kong
Limited Distribution Services, Inc. (l)           Delaware
Limited Service Corporation (m)                   Delaware
Womanco Service Corporation (n)                   Delaware
Victoria's Secret Stores, Inc. (o)                Delaware
Victoria's Secret Catalogue , Inc. (p)            Delaware
Bath & Body Works, Inc. (q)                       Delaware
Cacique, Inc. (r)                                 Delaware
Gryphon Development, Inc. (s)                     Delaware
Intimate Brands, Inc. Service Corporation (t)     Delaware
Intimate Brands, Inc. (u)                         Delaware
Abercrombie & Fitch Stores, Inc. (u)              Delaware
Abercrombie & Fitch Co. Service Corporation (w)   Delaware
Abercrombie & Fitch Co. (x)                       Delaware
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(a)    The names of certain subsidiaries are omitted since such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of February 1, 1997.

(b) Express, Inc. is a wholly-owned subsidiary of Express (Delaware) Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(c) Lerner New York, Inc. is a wholly-owned subsidiary of Lerner Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(d) Lane Bryant, Inc. is a wholly-owned subsidiary of Lane Bryant (Delaware) Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(e) The Limited Stores, Inc. is a wholly-owned subsidiary of LIM Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(f) Henri Bendel, Inc. is a wholly-owned subsidiary of Henri Bendel Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(g) Structure, Inc. is a wholly-owned subsidiary of Structure Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(h) Limited Too, Inc. is a wholly-owned subsidiary of Limited Too Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.
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(i)    Galyan's Trading Company, Inc. is a wholly-owned subsidiary of Galyan's
       Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(j) Mast Industries, Inc. is a wholly-owned subsidiary of Mast Industries (Delaware), Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(k) Mast Industries (Far East) Limited is a wholly-owned subsidiary of Mast Industries (Overseas), Inc., which is a wholly-owned subsidiary of Mast Industries, Inc.

(l) Limited Distribution Services, Inc. is a wholly-owned subsidiary of LTDSP, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(m) Limited Service Corporation is a majority owned subsidiary of Mast Industries (Overseas), Inc.

(n) Womanco Service Corporation is a wholly-owned subsidiary of Womanco, Inc., a Delaware corporation which is a wholly-owned subsidiary of the registrant.

(o) Victoria's Secret Stores, Inc. is a wholly-owned subsidiary of Victoria's Secret Stores Holding Corporation, a Delaware corporation, which is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the registrant.

(p) Victoria's Secret Catalogue, Inc. is a wholly-owned subsidiary of Victoria's Secret Catalogue Holding Corporation, a Delaware corporation, which is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the registrant.

(q) Bath & Body Works, Inc. is a wholly-owned subsidiary of Bath & Body Works Holding Corporation, a Delaware corporation, which is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the registrant.

(r) Cacique, Inc. is a wholly-owned subsidiary of Cacique Holding Corporation, a Delaware corporation, which is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the registrant.

(s) Gryphon Development, Inc. is a wholly-owned subsidiary of Gryphon Holding Corporation., a Delaware corporation, which is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the registrant.

(t) Intimate Brands Service Corporation is a wholly-owned subsidiary of the Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the registrant.

(u)    Intimate Brands, Inc. is a majority owned subsidiary of the registrant.

(v) Abercrombie & Fitch Stores, Inc. is a wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation, a Delaware corporation, which is a wholly-owned subsidiary of Abercrombie & Fitch Co., a Delaware corporation and a majority owned subsidiary of the registrant.

(w) Abercrombie & Fitch Co. Service Corporation is a wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation, a Delaware corporation, which is a wholly-owned subsidiary of Abercrombie & Fitch Co., a Delaware corporation and a majority owned subsidiary of the registrant.

(x)  Abercrombie & Fitch Co. is a majority owned subsidiary of the registrant.